Exhibit 99.2

BigCommerce Holdings, Inc. Question and Answer Tegus Transcript

Released December 15, 2022

Tegus and BigCommerce have partnered to share a business update with investors. The conversation is moderated by Daniel Lentz, Senior Vice President of Finance and Investor Relations at BigCommerce, and all questions are answered by Brent Bellm, Chairman and Chief Executive Officer at BigCommerce, and Robert Alvarez “RA”, Chief Financial Officer at BigCommerce.

This call is a one-on-one conversation with a company’s management team, facilitated as part of Tegus’ corporate access program. The contents have been reviewed by the company and any material information is publicly available.

This call will contain forward-looking statements, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements concerning financial and business trends; our expected future business and financial performance and financial condition; performance against our multi-year financial framework; our plans and objectives for future operations, growth, initiatives or strategies; and our guidance for the fourth quarter of 2022 and the full year 2022, and future periods; and can be identified by words such as expect, anticipate, intend, plan, believe, seek, committed, will or similar words. These statements reflect our views as of today only, should not be relied upon as representing our views at any subsequent date, and we do not undertake any duty to update these statements.

Forward-looking statements address matters that are subject to risks and uncertainties that could cause actual results to differ materially. For a discussion of the risks and other important factors that could affect our actual results, please refer to our filings with the Securities and Exchange Commission.

During the call we will discuss certain non-GAAP financial measures, which are not prepared in accordance with generally accepted accounting principles. Definitions of these non-GAAP financial measures, along with reconciliations to the most directly comparable GAAP financial measures are included in our November 3, 2022 earnings press release, which has been furnished to the SEC and is available on our website at investors.bigcommerce.com.

Daniel Lentz, Senior Vice President of Finance and Investor Relations at BigCommerce

The cost reductions and change to profitability timeline will affect the roles of approximately 13% of the team, which includes both employees and contractors. I know this was an incredibly difficult decision for you to make, Brent. How have you thought through the impact of this on both affected team members and as well for the BigCommerce team as a whole?

Brent Bellm, Chief Executive Officer at BigCommerce

BigCommerce has hired the most extraordinary human beings one could ever hope to work with. Our teammates around the world are the heart and soul of our company. We strive every day to create the best cultural environment, and we are consistently recognized as a great place to work in all of our major offices. This year, we’ve done everything within our power to continue to perform and achieve our financial goals, top line and bottom line, in the tough economy without having to resort to any kind of staff reduction until now.

In the current environment, we felt like we had to pull forward our timeline to profitability. And therefore, layoffs became necessary. It’s important to us that we treat every one of our valued departing employees with respect and with a severance package that demonstrates our appreciation for their time with us and the enormous value that they have created for the company. This decision is not a reflection of the work or contribution of those individuals or the health of our business, but rather, a prudent response to overall market conditions to ensure the strength of our financial profile for the future. We’ll do everything we can to help them go onto great things in their lives and careers.

Daniel Lentz, Senior Vice President of Finance and Investor Relations at BigCommerce

Thanks Brent. RA, I’ll direct the second question towards you. Brent mentioned that this aims to pull forward our timeline to profitability from mid 2024 to Q4 of 2023. How did you come to the decision to pull forward that timeline to profitability? Walk me through what went into that decision.

Robert Alvarez “RA”, Chief Financial Officer at BigCommerce

First and foremost, we view the opportunity to be the leader in enterprise eCommerce as a multi-decade opportunity and the decisions we make now have the long term in mind. BigCommerce has never been in a better position to capitalize on this opportunity. Taking this decision brings focus on two critical aspects of our business.

First, it focuses and aligns our go to market resources on execution in our most critical growth area and where we see the biggest competitive advantage. And that’s winning in enterprise. Second, this also improves our financial profile by positioning us to drive improvements in financial returns from the investments we make and our use of capital.

Let me elaborate on that first piece. We think we have reached three inflection points over the course of the last year that give us confidence this is the right time to increase investment in the enterprise market opportunity. First, we are now a full-featured enterprise solution from a product and functionality standpoint. Second, we have the partner and industry analyst feedback that validates our right to win in enterprise for both mid market and enterprise B2C and B2B merchants. Third, we have a proven track record in delivering strong enterprise account revenue growth and the competitive win rates to increase our enterprise go-to-market motions in the US and abroad.

This action will better focus the company on the most critical execution requirements. We see the strongest unit economics and LTV to CAC on enterprise accounts, which average an LTV to CAC of 8 to 1. We need to focus our sales and marketing resources in the highest return portions of the business to improve profitability and operating cash flow for the overall business.

Daniel Lentz, Senior Vice President of Finance and Investor Relations at BigCommerce

Following up on that, is this decision indicative of our performance in Q4 or expected headwinds going into 2023?

Robert Alvarez “RA”, Chief Financial Officer at BigCommerce

As we cited in the press release today, based on our progress quarter to date, we are confident that we can deliver Q4 results in the range that we committed on our November earnings call. While there are certainly challenging aspects to the current macro economic environment, we are encouraged with what we have seen so far.

This is a decision about operating discipline and a balanced profile of revenue and profit growth in the years ahead. This is not a decision based on short term trends or quarterly performance. We said in the November call that we were increasing our investment in our enterprise go to market efforts and were committed to the profitability timeline. We also said that 2022 was an investment year for us and we viewed 2023 as an operating leverage year. Consistent with our prior commentary, we are basing our plans on the expectation that macro challenges will persist into 2023, but we are confident that this decision to pull forward profitability is the right decision to deliver strong financial results.

Daniel Lentz, Senior Vice President of Finance and Investor Relations at BigCommerce

So final question for you RA before I move back to Brent. Will these cost reductions impair growth expectations for 2023 and beyond into 2024?

Robert Alvarez “RA”, Chief Financial Officer at BigCommerce

We’re focused on the incredible opportunity in enterprise and believe we can capitalize on that while also tightening our spend to accelerate our timeline to profitability. We may see some short term trade offs as we focus on enterprise opportunities that have longer sales cycles, and we may shift out some longer payback investments. But we believe this will improve focus and operating discipline—and ultimately drive revenue and profit growth in 2023 and beyond.

Daniel Lentz, Senior Vice President of Finance and Investor Relations at BigCommerce

Brent, does this decision reflect a change in priority with respect to growth and spending as you lead the company?

Brent Bellm, Chief Executive Officer at BigCommerce

In the short term, yes, in the long-term, no. In the long-term, we believe we can deliver both 75%+ gross margins and operating income of 20% or higher. And that is absolutely what we are still working toward as well as revenue growth rates in the 20% to 30% range given the attractiveness of global e-commerce and our leadership position within it.

So long-term attractiveness and objectives stay the same. In the short run, we’re now targeting profitability several quarters prior to what we have previously been guiding toward. And, on the margin, that will require some cuts that may trade off some growth next year for a faster timeline to profitability. I think it’s clear to everybody that in this economy, that is the right trade off to make in order to make an out-sized improvement to profitability and cash flow. We’re confident that we will emerge at the end of this next year in a strong, profitable financial situation with a healthy balance sheet and strong momentum going into 2024 in what’s hopefully a better economy.

Daniel Lentz, Senior Vice President of Finance and Investor Relations at BigCommerce

Final question for you, Brent. As we’re building out plans and as you’re thinking about strategic focus for 2023, what are your key priorities for the business in 2023?

Brent Bellm, Chief Executive Officer at BigCommerce

The company strategy that we laid out at our investor day in May, as well as our five strategic priorities, remain exactly the same. As a reminder, the five priorities are enterprise growth, international expansion, headless leadership, B2B, and omnichannel. All components are working. And that’s one of the reasons why we have the opportunity, unique in the world of eCommerce in 2022, to be able to achieve the top line and bottom line guidance we set at the beginning of the year.

As we go into 2023, the top two goals are, very simply, hitting profitability in Q4 on an adjusted EBITDA basis and driving enterprise growth. This is really the full maturation of our transition from being originally an SMB-centric business to now truly the most modern eCommerce platform for enterprise B2B and B2C in the world. And so we’re driving our go-to-market, our marketing spend, our sales spend towards that enterprise opportunity.

Daniel Lentz, Senior Vice President of Finance and Investor Relations at BigCommerce

Thank you both for taking the time to share this update.

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